As filed with the Securities and Exchange Commission on July 7, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SCISPARC LTD.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Raul Wallenberg Street, Tower A,

Tel Aviv 6971916 Israel

Tel: (+972) (3) 717-5777

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Tel: (302) 738-6680

(Name, address, and telephone number of agent for service)

Copies to:

Oded Har-Even, Esq. Howard E. Berkenblit, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: (212) 660-3000	Dr. Shachar Hadar, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: (+972) (3) 610-3100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 7, 2022

PROSPECTUS

SCISPARC LTD.

Up to 10,638,300 Ordinary Shares

This prospectus relates to the resale, by the selling shareholder identified in this prospectus, of up to 10,638,300 ordinary shares, no par value, or the Ordinary Shares, consisting of (i) up to 335,000 Ordinary Shares held by the selling shareholder, (ii) up to 3,211,100 Ordinary Shares issuable upon exercise of pre-funded warrants, or the Pre-Funded Warrants, and (iii) up to 7,092,200 Ordinary Shares issuable upon the exercise of warrants, or the Ordinary Warrants, and, together with the Pre-Funded Warrants, the Warrants.

The selling shareholder is identified in the table on page 8. No Ordinary Shares or Warrants are being registered hereunder for sale by us. While we will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholder, we will receive cash proceeds equal to the total exercise price of the Warrants that are exercised. The exercise price of the Pre-Funded Warrants is $0.001 per Ordinary Share and the exercise price of the Ordinary Warrants is $2.63 per Ordinary Share. See “Use of Proceeds.” The selling shareholder may sell all or a portion of the Ordinary Shares from time to time in market transactions through any market on which our Ordinary Shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution.”

Our Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “SPRC.” On July 6, 2022, the last reported sale price of our Ordinary Shares was $2.49  per share. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. There is no established market for the Warrants.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 3 AND IN OUR ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer tor solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. In this prospectus, “we,” “us,” “our,” the “Company” and “SciSparc” refer to SciSparc Ltd.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” mean U.S. dollars.

This prospectus incorporates by reference statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report our financial information under International Financial Reporting Standards, as issued by the International Accounting Standards Board. None of the financial statements incorporated by reference in this prospectus were prepared in accordance with generally accepted accounting principles in the United States.

i

OUR COMPANY

We are a specialty clinical-stage pharmaceutical company. Our focus is creating and enhancing a portfolio of technologies and assets based on cannabinoid therapies. With this focus, the Company is currently engaged in the development of the following pharmaceutical compositions comprising N-acylethanolamines and cannabinoids, such as Palmitoylethanolamide (PEA) and/or Δ9-tetrahydrocannabinol (THC) and/or non-psychoactive cannabidiol (CBD) and/or other cannabinoid receptor agonists: SCI-110 (formerly THX-110) for the treatment of Tourette syndrome for the treatment of obstructive sleep apnea and for the treatment of Alzheimer’s disease and agitation; SCI-160 (formerly THX-160) for the treatment of pain; and SCI-210 (formerly THX-210) for the treatment of Autism Spectrum Disorder and epilepsy.

ABOUT THIS OFFERING

Ordinary Shares currently outstanding	6,737,840 Ordinary Shares (assumes the exercise in full of the Pre-Funded Warrants but not the Ordinary Warrants).

Ordinary Shares offered by the selling shareholder	Up to 10,638,300 Ordinary Shares, consisting of (i) up to 335,000 Ordinary Shares held by the selling shareholder, (ii) up to 3,211,100 Ordinary Shares issuable upon exercise of the Pre-Funded Warrants, and (iii) up to 7,092,200 Ordinary Shares issuable upon the exercise of the Ordinary Warrants.

Ordinary Shares to be outstanding assuming exercise of the Warrants	13,830,040 Ordinary Shares.

Use of proceeds:

We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholder. All net proceeds from the sale of the Ordinary Shares covered by this prospectus will go to the selling shareholder. However, we will receive cash proceeds equal to the total exercise price of the Warrants that are exercised.

We intend to use the proceeds from the exercise of the Warrants for working capital, which includes research and development, to advance our technology and general corporate purposes and pursuing strategic opportunities including expanding our pipeline. See “Use of Proceeds.”

Risk factors:	You should read the “Risk Factors” section starting on page 3 of this prospectus, and “Item 3. - Key Information – D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021, or the 2021 Annual Report, incorporated by reference herein, and other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq symbol:	“SPRC.”

The number of Ordinary Shares to be outstanding immediately after this offering as shown above assume the exercise of all of the Warrants currently outstanding are exercised and is based on 6,737,840 Ordinary Shares (assumes the exercise in full of the Pre-Funded Warrants but not the Ordinary Warrants) outstanding as of June 28, 2022. This number excludes:

●	183,571 Ordinary Shares issuable upon the exercise of options outstanding under our 2015 Share Option Plan, at a weighted average exercise price of $15.56 per share;

●	173,572 Ordinary Shares reserved for issuance and available for future grant under our 2015 Share Option Plan;

●	2,397,179 Ordinary Shares issuable upon the exercise of outstanding warrants (that are not included in the Warrants) to purchase 2,397,179 Ordinary Shares, with exercise prices ranging from $245 to $5.02 per Ordinary Share; and

●	18,156 Ordinary Shares issuable upon the exercise of outstanding pre-funded warrants (that are not included in the Warrants) to purchase 18,156 Ordinary Shares, with exercise prices of $0.001 per Ordinary Share.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in our periodic reports filed with the Securities and Exchange Commission, or SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our 2021 Annual Report, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus, including in our 2021 Annual Report, incorporated by reference herein, and other information included or incorporated by reference in this prospectus, constitute forward-looking statements. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to raise capital through the issuance of additional securities;

●	our ability to advance the development our product candidates, including the anticipated starting and ending dates of our anticipated clinical trials;

●	our assessment of the potential of our product candidates to treat certain indications;

●	our ability to successfully receive approvals from the U.S. Food and Drug Administration, or FDA, or other regulatory bodies, including approval to conduct clinical trials, the scope of those trials and the prospects for regulatory approval of, or other regulatory action with respect to our product candidates, including the regulatory pathway to be designated to our product candidates;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate, including the impact of any changes in regulation and legislation that could affect the pharmaceutical industry;

●	our ability to commercialize our existing product candidates and future sales of our existing product candidates or any other future potential product candidates;

●	our ability to meet our expectations regarding the commercial supply of our product candidates;

●	the overall global economic environment;

●	the impact of COVID-19 and resulting government actions on us;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate;

●	projected capital expenditures and liquidity;

●	the impact of competition and new technologies;

●	changes in our strategy;

●	litigation; and

●	those factors referred to in “Item 3. Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” of our 2021 Annual Report as well other factors in the 2021 Annual Report.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and other risk factors contained in the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholder. All net proceeds from the sale of the Ordinary Shares covered by this prospectus will go to the selling shareholder. However, we will receive cash proceeds equal to the total exercise price of the Warrants that are exercised.

We intend to use the proceeds from the exercise of the Warrants for working capital, which includes research and development, to advance our technology and general corporate purposes and pursuing strategic opportunities including expanding our pipeline.

Pending our use of the net proceeds from the exercise of the Warrants, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities, as decided by our board of directors from time to time.

capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2021:

●	on an actual basis;

●	on a pro forma basis to give effect to the issuance of (i) 335,000 Ordinary Shares, Pre-Funded Warrants to purchase 3,211,100 Ordinary Shares and Ordinary Warrants to purchase 7,092,200 Ordinary Shares pursuant to the Purchase Agreement (as defined below), and (ii) the exercise of Pre-Funded Warrants to purchase 100,000 Ordinary Shares; and

●	on an pro forma as adjusted basis to give effect to the full exercise of the Warrants.

You should read this table in conjunction with the section titled “Item 5. Operating and Financial Review and Prospects” of our 2021 Annual Report and our financial statements and related notes included in our 2021 Annual Report, incorporated by reference herein.

	As of December 31, 2021
USD in thousands	Actual	Pro Forma	Pro Forma As Adjusted
Cash	$6,875	15,913	$34,565
Total assets	$9,916	18,954	$37,606
Total liabilities	$1,775	8,327	$1,775
Shareholders’ equity:
Share capital and premium	$58,541	61,026	$86,231
Ordinary Shares, no par value: 25,714,285 Ordinary Shares authorized; 3,091,740 Ordinary Shares issued and outstanding (actual); 3,526,740 Ordinary Shares outstanding (pro forma); 10,618,940 Ordinary Shares outstanding (pro forma as adjusted)
Reserve for share-based payment transactions	$4,331	$4,331	$4,331
Warrants	$5,190	$5,190	$5,190
Foreign currency translation reserve	$497	$497	$497
Transactions with non-controlling interests	$559	$550	$550
Accumulated loss	$(60,977)	$(60,977)	$(60,977)
Total equity	$8,141	$10,626	$35,831

The table above assumes the exercise of all of the Warrants currently outstanding are exercised and is based on 3,091,740 Ordinary Shares outstanding as of December 31, 2021. This number excludes:

●	183,571 Ordinary Shares issuable upon the exercise of options outstanding under our 2015 Share Option Plan, at a weighted average exercise price of $15.56 per share;

●	173,572 Ordinary Shares reserved for issuance and available for future grant under our 2015 Share Option Plan;

●	2,397,179 Ordinary Shares issuable upon the exercise of outstanding warrants (that are not included in the Warrants) to purchase 2,397,179 Ordinary Shares, with exercise prices ranging from $245 to $5.02 per Ordinary Share; and 18,156 Ordinary Shares issuable upon the exercise of outstanding pre-funded warrants (that are not included in the Warrants) to purchase 18,156 Ordinary Shares, with exercise prices of $0.001 per Ordinary Share.

SELLING SHAREHOLDER

On May 27, 2022, we entered into a definitive securities purchase agreement, or the Purchase Agreement, with a healthcare-focused institutional investor providing for the issuance, in a private placement, of an aggregate of 3,546,100 units and pre-funded units at a purchase price of $2.82 per unit (or $0.001 less per pre-funded unit). Each unit and pre-funded unit consists of one Ordinary Share (or Ordinary Share equivalent) and two Ordinary Warrants each exercisable for one Ordinary Share for $2.57 (for a total of 7,092,200 Ordinary Shares underlying the Ordinary Warrants). The Ordinary Warrants initially had an expiration date of June 1, 2027.

On June 30, 2022, the Company and the institutional investor entered into a letter agreement and agreed, among other things, to amend: (i) the Ordinary Warrants to: (a) extend the termination date for exercising the Ordinary Warrants from June 1, 2027 to June 1, 2029; and (b) amend the exercise price from $2.57 per share to $2.63 per share; and (ii) the Purchase Agreement to reflect a new purchase price of $2.88 per unit (or $0.001 less per pre-funded unit), resulting in additional gross proceeds to the Company of $212,766.

The selling shareholder acquired the Ordinary Shares being registered for resale pursuant to this prospectus pursuant to the Purchase Agreement. We have agreed to file the registration statement of which this prospectus forms a part covering the resale of the Ordinary Shares sold pursuant to the Purchase Agreement, including upon the exercise of the Warrants. We are registering the Ordinary Shares in order to permit the selling shareholder to offer the Ordinary Shares for resale from time to time.

Other than the relationships as purchasers under the Purchase Agreement and described herein, to our knowledge, the selling shareholder is not an employee or supplier of ours or our affiliates. Within the past three years, other than the relationships described herein, the selling shareholder has not held a position as an officer a director of ours, nor has it had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling shareholder, unless otherwise noted. The Ordinary Shares being offered are being registered to permit public secondary trading of such Ordinary Shares and the selling shareholder may offer all or part of the Ordinary Shares it owns for resale from time to time pursuant to this prospectus. The selling shareholder has no family relationships with our officers, other directors or controlling shareholders.

A selling shareholder who is an affiliate of a broker-dealer and any participating broker-dealer are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any commissions or discounts given to any such selling shareholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

The term “selling shareholder” also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholder named in the table below. Unless otherwise indicated, to our knowledge, the selling shareholder named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the Ordinary Shares set forth opposite its name. We will file a supplement to this prospectus (or a post-effective amendment to the registration statement of which this prospectus forms a part, if necessary) to name successors to the selling shareholder who are able to use this prospectus to resell the Ordinary Shares registered hereby.

The table below lists the selling shareholder and other information regarding the beneficial ownership of the Ordinary Shares held by the selling shareholder.

The second column lists the number of Ordinary Shares beneficially owned and the percentage ownership represented by the Ordinary Shares beneficially owned by the selling shareholder, based on its ownership of Ordinary Shares, as of June 28, 2022.

The third column lists the total Ordinary Shares being offered by this prospectus by the selling shareholder.

The fourth column assumes the sale of all of the Ordinary Shares offered by the selling shareholder pursuant to this prospectus and lists the percentage ownership represented by the Ordinary Shares beneficially owned by the selling shareholder assuming the sale of all the Ordinary Shares offered by the selling shareholder pursuant to this prospectus. The selling shareholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering(1)				Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Ordinary Shares Owned Immediately After Sale of Maximum Number of Shares in this Offering
	Number		Percentage(2)			Number	Percentage(2)
Armistice Capital Master Fund Ltd.(3)	10,638,300	(4)	9.99%	(5)	10,638,300	-	-

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Ordinary Shares subject to warrants currently exercisable, or exercisable within 60 days of June 28, 2022, are counted as outstanding for computing the percentage of the selling stockholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling stockholder.
(2)	Applicable percentage of ownership is based on 6,737,740 Ordinary Shares outstanding as of June 28, 2022 (assumes the exercise in full of the Pre-Funded Warrants but not the Ordinary Warrants).
(3)	The Ordinary Shares are directly held by Armistice Capital Master Fund Ltd., or the Master Fund, a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC or Armistice, as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(4)	Consists of 335,000 Ordinary Shares, 7,092,200 Ordinary Shares issuable upon the exercise of Ordinary Warrants and 3,211,100 Ordinary Shares issuable upon the exercise of Pre-Funded Warrants. The Ordinary Warrants are subject to a 4.99% beneficial ownership limitation and the Pre-Funded Warrants are subject to a 9.99% beneficial ownership limitation, each of which prohibit the Master Fund from converting any portion of the warrants to the extent that, following such conversion, the Master Fund’s ownership of our Ordinary Shares would exceed the applicable ownership limitation.
(5)	The percentage gives effect to the 9.99% beneficial ownership limitation set forth in the selling shareholder’s Ordinary Warrant.

PLAN OF DISTRIBUTION

The selling shareholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2440 of the Financial Industry Regulatory Authority, or FINRA, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholder may also sell securities short and deliver these securities to close out his short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the selling shareholder or any other person. We will make copies of this prospectus available to the selling shareholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters concerning this offering were passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus were passed upon for us by Meitar | Law Offices, Tel Aviv, Israel.

EXPERTS

The consolidated financial statements of SciSparc Ltd. appearing in our Annual Report on Form 20-F for the year ended December 31, 2021 have been audited by Kost Forer Gabbay & Kasierer, Certified Public Accountants (Isr.), a member firm of Ernst & Young Global, an independent registered public accounting firm, as set forth in their report thereon, included therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

EXPENSES

The following are the estimated expenses of this offering payable by us with respect to the Ordinary Shares issuable upon exercise of the Warrants. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$2,199.16
Legal fees and expenses	$100,000
Accounting fees and expenses	$7,500
Miscellaneous	$5,000
Total	$114,700

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning Israel is not the most appropriate forum to bring such a claim. In Israeli courts, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process and certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and may furnish to the SEC, on Form 6-K, unaudited interim financial information.

 You can review our SEC filings and the registration statements by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at http://www.scisparc.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	our Annual Report on Form 20-F for the year ended December 31, 2021, filed on April 28, 2022;

●	our Reports of Foreign Private Issuer on Form 6-K filed on March 17, 2022 (first and second paragraphs and the section titled “Forward-Looking Statements” of Exhibit 99.1 only), May 11, 2022; May 24, 2022, May 26, 2022 (first, third, fourth and fifth paragraphs and the section titled “Forward-Looking Statements” of Exhibit 99.1 only), May 27, 2022, June 1, 2022, June 2, 2022 (first and second paragraphs and the section titled “Forward-Looking Statements” of Exhibit 99.1 only); June 9, 2022 (first, second and third paragraphs and the section titled “Forward-Looking Statements” of Exhibit 99.1 only) and June 24, 2022 (first, second, third and sixth paragraphs and the section titled “Forward-Looking Statements” of Exhibit 99.1 only); June 29, 2022 (first, second, fifth and sixth paragraphs and the section titled “Forward-Looking Statements” of Exhibit 99.1 only); July 1, 2022; July 7, 2022; and July 7, 2022; and

●	the description of our securities contained in our Form 8-A filed on December 20, 2021 (File No. 001-38041), and including any further amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: SciSparc Ltd., 20 Raul Wallenberg Street, Tower A, Tel Aviv, 6971916 Israel. Attention: Oz Adler, Chief Executive Officer and Chief Financial Officer, telephone number: (+972) (3) 717-5777.

SciSparc Ltd.

Up to 10,638,300 Ordinary Shares

PROSPECTUS

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our Articles of Association contain such a provision. An Israeli company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.

An Israeli company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event provided a provision authorizing such indemnification is contained in its articles of association:

●	a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned events and amount or criteria;

●	reasonable litigation expenses, including legal fees, incurred by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including legal fees, incurred by the office holder or imposed by a court (i) in proceedings instituted against him or her by the company, on its behalf or by a third party, or (ii) in connection with criminal proceedings in which the office holder was acquitted, or (iii) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of the duty of care to the company or to a third party, including a breach arising out of the negligent conduct of the office holder;

●	a financial liability imposed on the office holder in favor of a third party;

●	a financial liability imposed on the office holder in favor of a third party harmed by a breach in an administrative proceeding; and

●	expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of an administrative proceeding instituted against him or her, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may not indemnify or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee, the board of directors (and, with respect to directors and the chief executive officer, by the shareholders). However, under regulations promulgated under the Companies Law, the insurance of office holders shall not require shareholder approval and may be approved by only the compensation committee, if the engagement terms are determined in accordance with the company’s compensation policy and that policy was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets or obligations.

Our Articles of Association allow us to exculpate, indemnify and insure our office holders for any liability imposed on them as a consequence of an act (including any omission) which was performed by virtue of being an office holder. Our office holders are currently covered by a directors and officers’ liability insurance policy.

We have entered into agreements with each of our directors and executive officers exculpating them in advance from liability to us for damages caused to us as a result of a breach of duty of care, and undertaking to indemnify them. This exculpation and indemnification is limited both in terms of amount and coverage and it covers certain amounts regarding administrative proceedings insurable or indemnifiable under the Companies Law and our Articles of Association.

In the opinion of the SEC, however, indemnification of directors and office holders for liabilities arising under the Securities Act, is against public policy and therefore unenforceable.

There is no pending litigation or proceeding against any of our office holders as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any office holder.

Item 9. Exhibits

Exhibit Number	Description of Document

3.1	Amended and Restated Articles of Association of SciSparc Ltd. (unofficial English translation from Hebrew original) (filed as Exhibit 1.1 to Form 20-F (File No. 001-38041) as filed on April 28, 2022 and incorporated herein by reference).

4.1	Form of Ordinary Share Purchase Warrant, (filed as Exhibit 99.5 to Form 6-K (File No. 001-38041) filed on May 27, 2022, and incorporated herein by reference).

4.2	Form of Pre-Funded Ordinary Share Purchase Warrant, (filed as Exhibit 99.6 to Form 6-K (File No. 001-38041) filed on May 27, 2022, and incorporated herein by reference).

4.3	Amended and Restated Ordinary Share Purchase Warrant, dated June 30, 2022 (filed as Exhibit 99.2 to Form 6-K (File No. 001-38041) filed on July 1, 2022, and incorporated herein by reference).

5.1	Opinion of Meitar | Law Offices, Israeli counsel to the Registrant.

10.1	Letter Agreement by and between SciSparc Ltd. and the investor named therein, dated June 30, 2022 (filed as Exhibit 99.1 to Form 6-K (File No. 001-38041) filed on July 1, 2022, and incorporated herein by reference).

23.1	Consent of Kost Forer Gabbay & Kasierer, Certified Public Accountants (Isr.), a member firm of Ernst & Young Global, with respect to the financial statements of SciSparc Ltd.

23.2	Consent of Meitar | Law Offices (included in Exhibit 5.1).

24.1	Power of Attorney.

107	Filing Fee Table.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

A.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Tel Aviv, State of Israel on July 7, 2022.

SCISPARC LTD.

By:	/s/ Oz Adler
Oz Adler
Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of SciSparc Ltd. hereby constitute and appoint Oz Adler and Amitay Weiss with full power of substitution, our true and lawful attorney-in-fact and agent to take any actions to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement on Form F-3, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Oz Adler	Chief Executive Officer and Chief Financial Officer	July 7, 2022
Oz Adler	(Principal Executive Officer and Principal Financial Officer)

/s/ Amitay Weiss	Chairman of the Board of Directors	July 7, 2022
Amitay Weiss

/s/ Amnon Ben Shay	Director	July 7, 2022
Amnon Ben Shay

/s/ Alon Dayan	Director	July 7, 2022
Alon Dayan

/s/ Itschak Shrem	Director	July 7, 2022
Itschak Shrem

/s/ Liat Sidi	Director	July 7, 2022
Liat Sidi

/s/ Lior Vider	Director	July 7, 2022
Lior Vider

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates duly authorized representative in the United States of SciSparc Ltd., has signed this registration statement on July 7, 2022.

Puglisi & Associates.

/s/ Donald J. Puglisi
Donald J. Puglisi Managing Director